SECOND AMENDMENT TO CUSTODY AGREEMENT

This Amendment to the Custody Agreement (defined below) is made as of December 22, 2016 by and between each investment company identified on Schedule 1 hereto, as such Schedule may be amended from time to time (each such investment company and each investment company made subject to the Custody Agreement in accordance with Section 10.12 thereof, the "Fund"), and The Bank of New York Mellon (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custody Agreement.

WHEREAS, the Fund and the Custodian entered into a Custody Agreement dated as of January 1, 2011 and amended as of October 1, 2013 (as amended, restated, supplemented or otherwise modified, the "Custody Agreement");

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Custody Agreement, pursuant to the terms thereof, as follows:

I. Section 5.2 of the Custody Agreement is hereby amended to read as follows:

5.2 Sweep and Float. Cash, including cash on deposit with a Foreign Custodian, may be swept as directed by the Fund or its investment manager to investment vehicles offered by the Custodian or to other investment vehicles. Cash may be uninvested when it is received or reconciled to an Account after the deadline to be swept into a target vehicle, or when held for short periods of time related to transaction settlements. The Fund acknowledges that the Custodian’s compensation includes (i) the interest earned by the Custodian on cash balances in Accounts, less (x) the Earnings Credits received and applied by the Fund pursuant to Section 8.6, in the case of U.S. dollar balances or (y) interest paid the Fund in the case of foreign currency balances and (ii) interest earned by the Custodian on other cash balances held by the Custodian, including disbursement balances and balances arising from purchase and sale transactions, as disclosed in the Custodian’s float policy. The Fund also acknowledges that the Custodian’s compensation may include negative interest charged the Fund, as set forth in the Custodian’s negative interest rate disclosure, on balances held on deposit with the Custodian in certain currencies for which the local short term interest rate has become negative.”

II. Continuing Agreement. Except as expressly amended by this Amendment, the provisions of the Custody Agreement shall remain in full force and effect.

III. New York Law To Apply. This Amendment shall be construed in accordance with and governed by the substantive laws of the state of New York without regard to its conflicts of law provisions.

IV. Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Amendment.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

THE BANK OF NEW YORK MELLON			THE FUNDS LISTED ON SCHEDULE 1

By:	/s/ Peter D. Holland		By:	/s/ Joni Lacks Charatan
	Name:	Peter D. Holland		Name:	Joni Lacks Charatan
	Title:	Managing Director		Title:	Vice President

SCHEDULE 1

FUNDS

Name of Fund
and each Series of the Fund (if any)

Advantage Funds, Inc
Dreyfus Global Dynamic Bond Fund
Dreyfus Global Real Return Fund
Dreyfus Opportunistic Midcap Value Fund
Dreyfus Opportunistic Small Cap Fund
Dreyfus Opportunistic U.S. Stock Fund
Dreyfus Strategic Value Fund
Dreyfus Structured Midcap Fund
Dreyfus Technology Growth Fund
Dreyfus Total Emerging Markets Fund
Dynamic Total Return Fund
BNY Mellon Absolute Insight Funds, Inc.
BNY Mellon Absolute Insight Multi-Strategy Fund
BNY Mellon Funds Trust
BNY Mellon Asset Allocation Fund
BNY Mellon Bond Fund
BNY Mellon Corporate Bond Fund
BNY Mellon Emerging Markets Fund
BNY Mellon Focused Equity Opportunities Fund
BNY Mellon Government Money Market Fund
BNY Mellon Income Stock Fund
BNY Mellon Intermediate Bond Fund
BNY Mellon International Appreciation Fund
BNY Mellon International Equity Income Fund
BNY Mellon International Fund
BNY Mellon Large Cap Market Opportunities Fund
BNY Mellon Large Cap Stock Fund
BNY Mellon Massachusetts Intermediate Municipal Bond Fund
BNY Mellon Mid Cap Multi-Strategy Fund
BNY Mellon Municipal Opportunities Fund
BNY Mellon National Intermediate Municipal Bond Fund
BNY Mellon National Municipal Money Market Fund
BNY Mellon National Short-Term Municipal Bond Fund
BNY Mellon New York Intermediate Tax-Exempt Bond Fund
BNY Mellon Pennsylvania Intermediate Municipal Bond Fund
BNY Mellon Short-Term U.S. Government Securities Fund
BNY Mellon Small Cap Multi-Strategy Fund
BNY Mellon Small/Mid Cap Multi-Strategy Fund
BNY Mellon Tax-Sensitive Large Cap Multi Strategy Fund
CitizensSelect Funds
Dreyfus Prime Money Market Fund
Dreyfus Institutional Preferred Treasury Securities Money Market Fund
Dreyfus AMT-Free New York Municipal Cash Management
Dreyfus Appreciation Fund, Inc.
Dreyfus BASIC Money Market Fund, Inc.
Dreyfus BNY Mellon Funds, Inc.
Dreyfus Alternative Diversifier Strategies Fund
Dreyfus Emerging Markets Debt U.S. Dollar Fund
Dreyfus Global Emerging Markets Fund

Dreyfus Select Managers Long/Short Fund
Dreyfus Yield Enhancement Strategy Fund
Dreyfus Bond Funds, Inc.
Dreyfus Municipal Bond Fund
Dreyfus Cash Management
The Dreyfus Fund Incorporated
Dreyfus Funds, Inc.
Dreyfus Mid-Cap Growth Fund
Dreyfus Government Cash Management Funds
Dreyfus Government Cash Management
Dreyfus Government Securities Cash Management
Dreyfus Growth and Income Fund, Inc.
Dreyfus High Yield Strategies Fund
Dreyfus Index Funds, Inc.
Dreyfus International Stock Index Fund
Dreyfus S&P 500 Index Fund
Dreyfus Smallcap Stock Index Fund
Dreyfus Institutional Preferred Money Market Funds
Dreyfus Institutional Preferred Money Market Fund
Dreyfus Institutional Preferred Government Plus Money Market Fund
Dreyfus Institutional Reserves Funds
Dreyfus Institutional Treasury Securities Cash Advantage Fund
Dreyfus Institutional Treasury and Agency Cash Advantage Fund
Dreyfus Institutional Preferred Government Money Market Fund
Dreyfus Intermediate Municipal Bond Fund, Inc.
Dreyfus International Funds, Inc.
Dreyfus Emerging Markets Fund
Dreyfus Investment Grade Funds, Inc.
Dreyfus Inflation Adjusted Securities Fund
Dreyfus Intermediate Term Income Fund
Dreyfus Short Term Income Fund
Dreyfus Investment Funds
Dreyfus/The Boston Company Small Cap Value Fund
Dreyfus/The Boston Company Small Cap Growth Fund
Dreyfus/The Boston Company Small/Mid Cap Growth Fund
Dreyfus Diversified Emerging Markets Fund
Dreyfus/Standish Global Fixed Income Fund
Dreyfus Tax Sensitive Total Return Bond Fund
Dreyfus/Newton International Equity Fund
Dreyfus Investment Portfolios
Core Value Portfolio
MidCap Stock Portfolio
Small Cap Stock Index Portfolio
Technology Growth Portfolio
The Dreyfus/Laurel Funds, Inc.
Dreyfus Bond Market Index Fund
Dreyfus Core Equity Fund
Dreyfus Disciplined Stock Fund
Dreyfus Floating Rate Income Fund
Dreyfus Institutional S&P 500 Stock Index Fund
Dreyfus Opportunistic Fixed Income Fund
Dreyfus Tax Managed Growth Fund
General AMT-Free Municipal Money Market Fund
General Treasury and Agency Money Market Fund
The Dreyfus/Laurel Funds Trust
Dreyfus Emerging Markets Debt Local Currency Fund

Dreyfus Equity Income Fund
Dreyfus Global Equity Income Fund
Dreyfus High Yield Fund
Dreyfus International Bond Fund
Dreyfus Liquid Assets, Inc.
Dreyfus Manager Funds I
Dreyfus Research Long/Short Equity Fund
Dreyfus Manager Funds II
Dreyfus Balanced Opportunity Fund
Dreyfus Midcap Index Fund, Inc.
Dreyfus Municipal Bond Infrastructure Fund, Inc.
Dreyfus Municipal Bond Opportunity Fund
Dreyfus Municipal Cash Management Plus
Dreyfus Municipal Funds, Inc.
Dreyfus AMT-Free Municipal Bond Fund
Dreyfus High Yield Municipal Bond Fund
Dreyfus Municipal Income, Inc.
Dreyfus New Jersey Municipal Bond Fund, Inc.
Dreyfus New York AMT-Free Municipal Bond Fund
Dreyfus New York Tax Exempt Bond Fund, Inc.
Dreyfus Opportunity Funds
Dreyfus Natural Resources Fund
Dreyfus Strategic Beta Emerging Markets Equity Fund
Dreyfus Strategic Beta Global Equity Fund
Dreyfus Premier California AMT-Free Municipal Bond Fund, Inc.
Dreyfus California AMT-Free Municipal Bond Fund
Dreyfus Premier GNMA Fund, Inc.
Dreyfus GNMA Fund
Dreyfus Premier Investment Funds, Inc.
Dreyfus Diversified International Fund
Dreyfus Global Infrastructure Fund
Dreyfus Global Real Estate Securities Fund
Dreyfus Large Cap Growth Fund
Dreyfus Large Cap Equity Fund
Dreyfus Premier Short-Intermediate Municipal Bond Fund
Dreyfus Short-Intermediate Municipal Bond Fund
Dreyfus Premier Worldwide Growth Fund, Inc.
Dreyfus Worldwide Growth Fund
Dreyfus Research Growth Fund, Inc.
The Dreyfus Socially Responsible Growth Fund, Inc.
Dreyfus State Municipal Bond Funds
Dreyfus Connecticut Fund
Dreyfus Massachusetts Fund
Dreyfus Pennsylvania Fund
Dreyfus Stock Funds
Dreyfus International Equity Fund
Dreyfus International Small Cap Fund
Dreyfus Small Cap Equity Fund
Dreyfus Stock Index Fund, Inc
Dreyfus Strategic Municipal Bond Fund, Inc.
Dreyfus Strategic Municipals, Inc.
Dreyfus Tax Exempt Cash Management Funds
Dreyfus AMT-Free Tax Exempt Cash Management
Dreyfus California AMT-Free Municipal Cash Management
The Dreyfus Third Century Fund, Inc.
Dreyfus Treasury & Agency Cash Management

Dreyfus Treasury Securities Cash Management
Dreyfus Ultra Short Income Fund
Dreyfus U.S. Treasury Intermediate Term Fund
Dreyfus U.S. Treasury Long Term Fund
Dreyfus Variable Investment Fund
Appreciation Portfolio
Opportunistic Small Cap Fund
Government Money Market Portfolio
Growth and Income Portfolio
International Equity Portfolio
International Value Portfolio
Quality Bond Portfolio
General California Municipal Money Market Fund
General Government Securities Money Market Funds, Inc.
General Government Securities Money Market Fund
General Treasury Securities Money Market Fund
General Money Market Fund, Inc.
General Municipal Money Market Funds, Inc.
General Municipal Money Market Fund
General New Jersey Municipal Money Market Fund, Inc.
General New York AMT-Free Municipal Money Market Fund
Strategic Funds, Inc.
Dreyfus Active MidCap Fund
Dreyfus Conservative Allocation Fund
Dreyfus Growth Allocation Fund
Dreyfus MLP Fund
Dreyfus Moderate Allocation Fund
Dreyfus Select Managers Small Cap Growth Fund
Dreyfus Select Managers Small Cap Value Fund
Dreyfus U.S. Equity Fund
Global Stock Fund
International Stock Fund